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                                                                   EXHIBIT 10.37



                            Contract to Establish
                  the Sino-foreign Cooperative Joint Venture
         Beijing Tianmu Satellite Communications Technology Co., Ltd.


                                    AMENDED

                                 By and Between

              China International Travel Service Telecom Co., Ltd.

                                      and

                     American China Investment Corporation
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                       COOPERATIVE JOINT VENTURE CONTRACT



ARTICLE 1:            GENERAL PRINCIPLES

1.1 China International Travel Service (CITS) TELECOM CO., LTD., a company organized under the Laws of the People's Republic of China ("PRC") and legally authorized to conduct economic activities, with its principal office at: CITS Development Building, P.O.Box 3015, Beijing 100011, PRC (hereinafter referred to as Party A); Legal representative: Mr. Li Yuancheng, General Manager; nationality: PRC.

         American China Investment Corporation ("ACIC"), a corporation organized under the Laws of Ontario, Canada, with its principal office at: 95 Wellington Street West, suite 1001, Toronto, Ontario M5J 2N7, Canada (hereinafter referred to as Party B); Legal Representative: Raymond I. Marks, Chairman; nationality: USA.

1.2 Party A and Party B (hereinafter referred to as the "Parties") agreed to jointly form a Cooperative Joint Venture Company in accordance with the Laws of the PRC on Cooperative Joint Ventures using Chinese and Foreign Investment and other applicable laws and regulations pursuant to a Cooperative Joint Venture Contract dated March 28, 1995 (the "Original JVC"). Certain matters have arisen making it appropriate to amend the Original JVC. The Parties agree to amend and restate the Original JVC with the terms and conditions of this Cooperative Joint Venture Contract (this "Contract"). The Parties agree to perform in good faith this Contract as amended and restated.


ARTICLE 2:            NAME AND ADDRESS OF THE JOINT VENTURE COMPANY

2.1      The Chinese full name of the Joint Venture Company shall be "      "
(abbreviated as "                    ").

2.2 The English full name of the Joint Venture Company shall be "Beijing Tianmu Satellite Communications Technology Co., Ltd." (abbreviated as "JVCO").

     The Headquarters and registered address of JVCO shall be 45 Baishiqiao Road, Haidian District, Beijing 100044, PRC.


ARTICLE 3:           PURPOSE AND BUSINESS SCOPE OF JVCO


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3.1      JVCO shall operate on sound and lawful business principles and on the basis of equality and mutual benefit, with the goal of providing services and products at a profit acceptable to JVCO.

3.2 JVCO shall endeavor to operate competitively (particularly as regards efficiency, quality, price and delivery schedule) and carry out its operations in accordance with sound business practices.

3.3      The business scope of JVCO shall include the following:

     (1) Constructing and providing technical engineering services and support for telecommunications projects and facilities with capital injection relating to, without limitation, VSAT, wireless, CATV and other telecommunications networks;

     (2) Engaging in network system design and integration, equipment and system installation and maintenance, engineering management and system operation consultation for telecommunications facilities and networks; and

     (3) Producing and trading in satellite communications equipment and systems and network operation systems software.

     JVCO's business scope shall be summarized for purposes of its business license as follows: "Producing and trading in satellite communications equipment and systems and network operation systems software; constructing and providing technical engineering services and support for telecommunications projects and facilities with capital injection relating to telecommunications networks."

3.4 This Contract shall be an exclusive agreement between Party A and Party B.

3.5 JVCO shall endeavor to apply suitable advanced technologies and management techniques to advance the quality of JVCO services. JVCO shall have the exclusive right to merge with Party A reflecting the joint roles as strategic partners when appropriate and permitted by applicable law.


ARTICLE 4:           REGISTERED CAPITAL AND FINANCING

4.1 JVCO shall be a limited liability company. The respective liabilities of the Parties to JVCO in all circumstances shall be limited to the amount of the registered capital expressly subscribed to by it pursuant to Article 4.4 below. The Parties shall have no liability, jointly or severally, for any debts or obligations of JVCO other than the amount, if any, of a Party's



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unpaid subscribed contribution to JVCO's registered capital.  JVCO's debts and obligations shall all be settled exclusively from the then existing assets of JVCO.

4.2 The total investment of JVCO shall be US$26,900,000 (Twenty-six million, nine hundred thousand U.S. Dollars).

4.3 The registered capital of JVCO shall be US$12,500,000 (Twelve million, five hundred thousand U.S. Dollars), of which Party A shall subscribe thirty percent (30%) of the total registered capital, equivalent to US$3,750,000 (Three million, seven hundred and fifty thousand U.S. Dollars), and Party B shall subscribe seventy percent (70%) of the total registered capital, equivalent to US$8,750,000 (Eight million, seven hundred and fifty thousand U.S. Dollars).

4.4 The form of the contributions of both Parties to the registered capital of JVCO shall be as follows:

         Party A:      (a) Satellite telecommunications equipment and
                           infrastructure equivalent to US$3,481,600;
                           and

                       (b)  Cash in Renminbi yuan equivalent to
                            US$268,400.

         Party  B:     US$8,750,000 in cash.

4.5 The contributions of both Parties to the registered capital of JVCO shall be made in installments in accordance with the following schedule:

     (1) Within fifteen (15) days of the approval by the original authority of this Contract and the extension of JVCO's tentative business license which was issued on May 19, 1995 by the State Administration for Industry and Commerce (the "SAIC"), Party A shall fully make its subscribed capital contribution as above-mentioned to JVCO, and Party B shall contribute US$2,500,000 in cash to JVCO (less the amount of any preparatory expenses advanced or paid by Party B or on its behalf pursuant to Article 4.6 of this Contract); and

     (2) Subject to the issuance of JVCO's formal business license by the SAIC, Party B shall contribute an additional US$3,400,000 in cash to JVCO not later than June 30, 1996; and Party B shall contribute the remaining US$2,850,000 in cash to JVCO not later than December 31, 1996.

4.6 Prior to the date of this Contract, Party B will have advanced to Party A the amount of US$300,000 to be used by Party A as preparatory expenses in connection with JVCO. If the condition to the payment of registered capital of JVCO pursuant to Article 4.5 (1) is not



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fulfilled within forty-five (45) days of the date of this Contract, Party A will reimburse Party B the amount of the preparatory expenses advanced to Party A.

4.7 The magnitude, schedule and method for financing the total investment of JVCO in addition to the registered capital contributions shall be decided and approved by the Board of JVCO based on the actual capital required by the growth and expansion of JVCO. Party B shall be responsible for arranging such financing, which shall not result in any change in either Party's percentage interest in the total registered capital of JVCO as set forth in Article 4.3 of this Contract. Party A shall have no obligation to arrange any part of such financing.

4.8 After the contributions to the registered capital of JVCO are made by the Parties, an independent international accountant registered in China shall verify such investment. JVCO shall issue an investment certificate, signed by the Chairman and the Vice Chairman of the Board, which states the following: name of JVCO; date, month and year of the establishment of JVCO; names of the Parties and their investment contributed; date, month and year of the contribution of the investment and date, month and year of the investment certificate issued. The total amount of the registered capital as confirmed by the Parties shall not be reduced during the term of this Contract.

4.9 The balancing of foreign currency requirements will be the responsibility of JVCO.


ARTICLE 5:          BOARD OF DIRECTORS AND ORGANIZATIONAL
                    STRUCTURE

5.1 The Board of Directors shall be the highest authority of JVCO and decide all major issues. The Board shall be composed of eleven (11) Directors, four (4) of which shall be from Party A and seven (7) from Party B. Party A shall appoint a Chairman, and Party B shall appoint two (2) Vice Chairmen. The Directors shall hold the office for a period of four (4) years. Directors shall be appointed, renewed and/or replaced by Party A and Party B, respectively.

5.2 Actions by the Board of Directors require the affirmative vote of a majority of the Directors, which majority shall include at least two Directors from Party A and two Directors of Party B. Directors who are unable to attend Board meetings (either in person or by teleconference) may send their duly executed written proxies to the Chairman. When dealing with issues of concern to the Parties' individual rights and interests, the Board of Directors shall operate on the basis of equality and mutual benefit through consultation.

5.3 The Board of Directors shall meet quarterly. Meetings shall be called and presided over by the Chairman of the Board; in his absence, a Vice Chairman shall preside. The



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Chairman shall give twenty (20) days' written notice of every meeting to all
Directors and the General Manager. When necessary, special meetings may be called at the request of Directors from either Party. The meetings shall generally be held in China. Nine (9) Directors, present in person or by proxy, shall constitute a quorum. Action taken by unanimous written and signed resolution of the Board shall have the effect of approval at a Board Meeting. Minutes of the meetings shall be kept both in English and Chinese languages.

5.4 At the first meeting of the Board of Directors (which will be scheduled as soon as practicable after JVCO has received its formal business license), members will consider establishing a number of oversight committees to assist with the management and operation of JVCO. Such committees may include an executive committee, compensation committee and an audit committee.

5.5 Notwithstanding the requirements of Section 5.2, certain matters require either unanimous or dual majority voting by the Board:

         (1)      Issues requiring unanimous decision of the Directors are:
                  - Amendment of the Articles of Association of JVCO;
                    and
                  - Extension, termination and dissolution of JVCO and
                    the liquidation and wind-up thereof,
                  - Increase, transfer or assignment of the registered
                    capital of JVCO; and
                  - Any merger of JVCO with another economic organization.

         (2) Issues requiring a decision by a majority of Directors from Party A and a majority of the Directors from Party B are:
                  - Strategic direction and borrowing plans of JVCO;
                  - Business plans of JVCO;
                  - Annual budget and accounting statements of JVCO;
                  - Plans for allocating reserve funds, enterprise
                    expansion funds, and plans for distributing annual profits;
                  - The Management Contract between JVCO and the
                    high-ranking officers of JVCO; and
                  - Appointment and dismissal of General Manager and
                    Deputy General Manager of JVCO, appointment and dismissal of persons in charge of each department nominated by the General Manager and Deputy
                    General Manager.

5.6 JVCO shall have a General Manager, a Deputy General Manager and a Chief Financial Officer in charge of the management of the day-to-day operation of JVCO.




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     (1)         The General Manager of JVCO shall be nominated by Party B and shall be the chief operating officer of JVCO and, subject to the direction and control of the Board of Directors and have general charge and supervision over the property, business, and affairs of JVCO.

     (2) The Deputy General Manager shall take charge of marketing and technical issues and shall be nominated by Party A. The Chief Financial Officer shall take charge of the accounting and finance of JVCO and shall be appointed by Party B. The Deputy General Manager and the Chief Financial Officer shall assist the General Manager in the management of the day-to-day operations of JVCO.

     (3) Personnel assigned to JVCO by the Parties to work for or provide services to JVCO shall be at the expense of JVCO. Plans for appointment of such personnel shall be subject to review and approval of the Board of Directors.

5.7 The General Manager and Deputy General Manager shall be in charge of the routine operation and management of JVCO in accordance with the Management Contract and the resolutions of the Board of Directors. In the absence of the General Manager, the Deputy General Manager shall, on behalf of the General Manager, carry out his duties. The structure, responsibilities and personnel arrangements of each of the departments shall be formulated by the General Manager and the Deputy General Manager in accordance with the decisions of the Board and approval shall be obtained from the Board of Directors.

5.8 The General Manager or Deputy General Manager shall not be permitted to have any connections with other economic organizations which compete with JVCO, provided, however, that JVCO managers nominated by Party A may also serve concurrently as officers and/or directors of Party A or any affiliate thereof, and that JVCO managers nominated by Party B may also serve concurrently as officers and/or directors of Party B or any affiliate thereof; provided further that in either case, such concurrent appointment does not affect such person's capacity or ability to serve as manager of JVCO and to pursue the best interests of JVCO. In case of graft or serious neglect of duty on the part of the General Manager or other high-ranking management personnel, the Board shall have the right to dismiss them at any time.


ARTICLE 6:           RESPONSIBILITIES AND DUTIES OF THE PARTIES

6.1 Party A and Party B shall each exercise their best efforts to achieve the objectives of JVCO, in accordance with sound business practices and applicable laws and under the supervision of qualified and experienced management and technical specialists.




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6.2      Within thirty (30) days after the extension of JVCO's tentative business license in accordance with Article 4.5 (i), the Parties will prepare and agree on a Business Plan, including network design, equipment schedules, build-out plan, timetables and financial projections.

6.3      Party A's responsibilities to JVCO shall be to:

         Assist JVCO in handling the application for approval and registration of the business license from relevant Chinese authorities;

         Obtain all possible tax reductions and exemptions allowed under Chinese law;

         Gather information regarding prospective customers, competition and potential sales opportunities in China;

         Facilitate JVCO business travel in China and assist foreign personnel in obtaining necessary entry visas and related matters;

         Coordinate accommodations, meals, transportation and medical care of JVCO personnel;

         Assist JVCO in employing Chinese staff, engineers, technicians, workers and translations;

         Assist JVCO in obtaining any other necessary government approvals for the conduct of JVCO, including all necessary access to foreign currency and repatriation of funds out of the PRC;

         Provide assistance in handling the customs procedures and formalities for import, and in domestic transportation for imported equipment, supplies and materials;

         Assist in locating suitable work-space for JVCO; and

         Provide assistance in other matters at the request of JVCO.

6.4      Party B's responsibilities to JVCO shall be to:

         Identify, select and appoint the Chief Financial Officer of JVCO who shall report to the Board of Directors;

         Identify and select advisors, who are experts in such areas as telecommunications



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         technology and systems, marketing, and finance, to assist JVCO in developing and expanding the business;

         Guide the development of the business plan, particularly as regards the marketing and financial plan, in consultation with Party A;

         Design appropriate training programs for JVCO personnel, in consultation with Party A; and

         Assist with the collection of appropriate scientific and technological, economic and legal information related to JVCO operation; and

         Provide assistance in other matters at the request of JVCO.


ARTICLE 7:             PROFIT DISTRIBUTIONS AND TAXES

7.1 As soon as practicable after the close of each fiscal year, the net profits of JVCO shall be distributed to the Parties according to the following ratio: Thirty percent (30%) to Party A and Seventy percent (70%) to Party B. For the purpose of this Article 7.1, "net profits" shall mean the amount, remaining after deducting from the gross profits the following items:

         (1) The amount of any income taxes levied on the gross profits of JVCO pursuant to the relevant laws and regulations of China and terms of this Contract;

         (2)   The amount of any loss carry forward;

         (3) The amount of any special reserves determined by the Board of Directors and as may by required by the relevant laws and regulations of China;

         (4) The amount of any funds to be reinvested in JVCO, as may be determined by the Board of Directors; and

         (5) The amount of any reserves for employee bonuses and welfare, as required by the relevant laws and regulations of China or as determined by the Board of Directors.

7.2 Party A shall use its best efforts to secure the most preferential tax rate available to JVCO. The Parties shall apply for any preferential tax deductions available to enterprise located in the Special Economic Zone of Beijing and any other tax deductions that may be allowed under other laws and regulations.




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7.3      Chinese, overseas Chinese, Hong Kong, Macao and foreign personnel of
JVCO are requested to pay individual income tax in accordance with Chinese tax laws and regulations.


ARTICLE 8:       JOINT VENTURE'S RIGHTS AND LABOR WAGE

8.1              JVCO has the right to:

(1) Operate independently and employ foreign personnel for technical and administrative work; and

(2) Test and recruit qualified personnel, who are to work under an agreed employment contract, including a three-to-six month probationary period. JVCO can dismiss employees who, after training, fail to meet the needs of JVCO or cannot be transferred to other types of work. For those workers and staff members who violate the rules and regulations of JVCO and cause harmful consequences, JVCO may, based on the merits of the individual case, assess penalties, decrease wages, or discharge the employee(s).

8.2 JVCO may determine its own wage systems according to the requirements of the operations.

8.3 Salaries and other earnings (after tax) for foreign, overseas Chinese, Hong Kong and Macao employees are allowed to be remitted out of China through the Bank of China or other Banks in line with foreign exchange control measures. Legitimate profits of the investors (after tax) are allowed to be remitted out of China through the Bank of China or other Banks in line with the foreign exchange control measures.

8.4 Should JVCO terminate its business, it shall submit the reasons for termination to the authorities concerned and clear any debt. Assets and funds then may be transferred and remitted outside of China.


ARTICLE 9:           ACCOUNTING AND AUDITING

9.1 The Parties agree to utilize the services of an independent accounting firm which is registered in the PRC and is mutually agreed to by the Parties ("the Accounting Firm").

9.2 JVCO shall maintain an accounting system in accordance with China's regulations for financial accounting applicable to the Cooperative Joint Venture firms.

9.3 JVCO shall prepare quarterly financial statements within thirty (30) days after the end





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of each quarter during its fiscal year and shall deliver copies of such financial statements to Party A, Party B and each member of the Board of Directors. The financial statements shall contain a balance sheet and income statement for the accounting period. The financial statements shall be prepared both in Chinese and English. The financial statements shall be certified as true and correct by the Chief Financial Officer of JVCO.

9.4 JVCO shall prepare annual financial statements within thirty (30) days after the end of its fiscal year and shall deliver copies to Party A, Party B, and each member of the Board of Directors. The annual financial statements shall contain a balance sheet and income statement. The financial statements shall be prepared both in Chinese and English. The financial statements shall be audited and certified as true and correct by the Accounting Firm.

9.5 Party A and Party B shall have the right at any time within one (1) year of the end of each fiscal year to audit JVCO at their own expense.


ARTICLE 10:          EFFECTIVE DATE AND TERM OF AGREEMENT

10.1 This Contract shall be submitted to the appropriate authorities for approval. Immediately after approval, within one (1) month, JVCO shall register with the SAIC to obtain its formal business license.

10.2 JVCO shall have a term of twenty-five (25) years commencing from the date JVCO is established. If JVCO business develops and the registered capital is significantly increased, the term of this Contract shall be correspondingly increased.

10.3 With the approval of relevant government authorities and after going through registration procedures in accordance with the "Regulations for the Implementation of the Law of the People's Republic of China on Cooperative Joint Ventures Using Chinese and Foreign Investment", the term of JVCO shall continue for successive five (5) years periods, unless six (6) months prior to the end of the then current term, the Parties mutually agree to terminate JVCO.

10.4 Any termination of this Contract for any reason shall be reported to the original approving authorities.


ARTICLE 11:          ASSIGNMENT

11.1 Neither Party of JVCO may assign, pledge, sell or otherwise dispose of all or part of




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its investment to a third Party without the approval of a majority of the
Directors from Party A and a majority of the Directors from Party B and consent by the appropriate Chinese authorities. In case that assignment is effected by one Party, the following stipulations must be observed:

     (1) When one Party intends to assign all or part of its investment subscribed, such Party shall notify the other Party and such other Party shall have a preemptive right with respect to the proposed assignment;

     (2) In the event that the Party who holds the preemptive right fails to make response to the assignor within thirty (30) days of the assignor's request for approval of the assignment, the assignor shall have the right to effect assignment to a third Party;

     (3) If one Party intends to assign all or part of its investment to a third Party confirmation of the qualification and reputation of the third Party shall be obtained from the remaining Party, and the conditions given shall not be more favorable than those given to the other Party of JVCO; and the assignor shall submit to the other Party a duplicate of the written agreement with the assignee concerning the relevant portion of rights and obligations so assigned; and

     (4) The business of JVCO shall not be interrupted nor the organizational structure be effected during the assignment. After assignment has taken place, registration procedures for changes shall be conducted with the SAIC within thirty (30) days.


ARTICLE  12:    TERMINATION AND LIQUIDATION

12.1 Under the following circumstances, either Party may terminate this Contract with at least sixty (60) days notice:

(1) In the event of bankruptcy, voluntary or involuntary, winding up or liquidation, of the other Party;

(2) On the grounds that the other Party has repudiated, defaulted and materially breached any of the terms of this Contract, in which case the notice of termination shall state the causes of default or breach allegedly committed by the other Party, and provided that such other Party shall have the right to rectify the situation within a given grace period in such notice; and

(3) In the event that performance by the Parties or JVCO violates any applicable PRC laws, regulations, restrictions or prohibitions.


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12.2     The liquidation of JVCO assets and creditors' rights and settlement of
JVCO debts shall be conducted by JVCO immediately after the early termination or expiration of this Contract. The liquidation shall be based upon fair and responsible principles and methods.

12.3 Upon announcement of the termination of this Contract and the pending liquidation of JVCO, the Board of Directors shall work out procedures and principles for liquidation and nominate candidates for the liquidation committee. The liquidation committee may engage the services of accountants and lawyers registered in China for purpose of rendering advice to the Board.

12.4 The liquidation committee shall offer to interested parties, the sale of JVCO as an on-going concern, provided that such purchase and sale agreement is in accordance with the relevant Chinese laws and is approved by appropriate authorities. Party A shall have the first option to purchase JVCO, followed by Party B.

12.5 Should neither Party A nor Party B nor a third party wish to purchase JVCO as an on-going concern at an acceptable price, the affairs of JVCO shall be terminated and the committee shall sell JVCO assets on an individual item basis. Party A shall have the first option to purchase JVCO assets, followed by Party B.

12.6 The defaulting Party shall be liable to the terminating Party for the financial injury caused by such breach or default.


ARTICLE 13:           INSURANCE

13.1 After consultation with the Board of Directors, the General Manager shall propose insurance coverage for JVCO operations, including transponder and business loss insurance. Preference shall be given to selection of People's Insurance Company of China as the underwriter, if it is deemed to be competitive in terms of cost and quality of service.


ARTICLE 14:          APPLICABLE LAWS

14.1 The formation of this Contract, its validity, interpretation, execution, and settlement of any disputes arising hereunder shall be governed by and in accordance with the promulgated and publicly available laws of the PRC. Where there is no PRC law on point, generally accepted standards and principles of international law and customary international practice shall govern.

14.2 Nothing herein shall be construed as requiring Party A to take any action contrary to





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PRC law nor as requiring Party B to take any action contrary to the applicable law of Canada or the United States of America.

14.3 The assets and rights of JVCO, as well as the investment, profit share, other amounts due to the Parties under this Contract and other lawful rights and benefits of the Parties shall be protected by all published laws, decrees, rules and regulations of PRC.


ARTICLE 15:           DISPUTE RESOLUTION AND ARBITRATION

15.1 Best efforts should be made to settle all disputes through friendly consultation between the Parties.

15.2 Any dispute arising out of this Contract between Party A and Party B shall first be settled through consultation by the Board of Directors, with the spirit of mutual trust. Should such consultation fall to settle the dispute within thirty (30) days, the mediation may be conducted by a third Party selected by Party A and Party B.

15.3 In the event that such mediation fails to resolve the dispute within thirty (30) days, the dispute shall be resolved by arbitration. An arbitration panel shall be composed of three members, one member shall be appointed by Party A, the other member shall be appointed by Party B and the third member shall be a person agreed upon by the members appointed by both Parties. Arbitration shall be conducted pursuant to the procedures and rules of the Singapore Arbitration Center in the Republic of Singapore.

15.4 The arbitration award shall be final and binding on both Parties. The cost of arbitration shall be borne by the losing Party or in accordance with the ruling of the arbitrator(s).


ARTICLE 16:          FORCE MAJEURE

16.1 Any event or circumstance beyond the control of the Parties shall be deemed an event of Force Majeure and shall include, but not be restricted to fire, storm, flood, earthquake, explosion, war, rebellion, insurrection, epidemic and quarantine restriction. If either Party is prevented from performing any of its obligations under this Contract due to an event of Force Majeure, the term of this Contract shall be extended by a period equal to the Force Majeure delay.

16.2 The affected Party shall immediately notify the other Party of the occurrence of any Force Majeure by fax and shall send to the other Party by registered airmail, within fourteen




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(14) days thereafter, a certificate from the relevant government authorities or departments confirming the occurrence of the cause of such Force Majeure. Should the delay caused by any event of Force Majeure continue for more than ninety (90) consecutive days, both Parties shall settle the problem of further performance of this Contract through friendly negotiations and confirm whether they shall continue this Contract or terminate it in advance.


ARTICLE 17:          LANGUAGE OF CONTRACT AND WORKING LANGUAGE

17.1 This Contract is composed of the Contract and Annexes. The Annexes and the Contract proper have the same validity. In the event that any contradictions should arise between any provisions of the annexes and the corresponding provisions of the Contract proper, the Contract proper shall be definitive.

17.2 Any amendment of this Contract must be unanimously adopted by the Parties and written into official document. After the approval by the appropriate authorities, the approved documents shall become an inseparable and integral part of this Contract.

17.3 The headings contained in this Contract are for reference propose only and shall not effect the meaning or interpretation.

17.4 The Contract and the Annexes are written in both Chinese and English. Both texts shall have the same legal effect.

17.5 All important documents of JVCO shall be written both in Chinese and English. Both versions shall have the same legal effect.

17.6 Both Parties agree to use Chinese and English as the working languages.


ARTICLE 18:         TEXTS

18.1 The Chinese and English texts of this Contract are each prepared with four originals. Each Party shall keep two copies of each text.


ARTICLE 19:         NOTICE

19.1 Notices and documents including faxes sent by either Party of JVCO to the other Party shall be sent to the following addresses and shall be deemed to have been given as of




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the date of receipt:

                 PARTY A:      CITS TELECOM CO., LTD.

                 Address: 45 Baishiqiao Road, Haidian District, Beijing 100044, PRC

                 Telephone:    8610-8460185,          8610-8460186
                               8610-8460187,          8610-8460188
                 Fax:          8610-8460170


                 PARTY B:      AMERICAN CHINA INVESTMENT CORPORATION

                 Address:
                                -----------------------------------

                                -----------------------------------

                 Telephone:
                 Fax:


                 WITH COPY TO:
                                -----------------------------------

                                -----------------------------------

                 Telephone:
                 Fax:

19.2 During the effective term of JVCO, either of the Parties and its assignee shall have the right to change its address from time to time, provided that the other Party shall be notified in writing of such changes one (1) month in advance.


ARTICLE 20:          MISCELLANEOUS

20.1 This Contract shall amend the Original JVC in its entirety and in the event of any discrepancies between this Contract and the Original JVC, this Contract shall take preference.

20.2 Should any of the provisions contained in this Contract or any document executed





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
concurrently or in connection with this Contract be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained in this Contract shall not be affected or impaired in any way.




     IN WITNESS WHEREOF, the Parties hereto have caused this Contract to be executed this 27th day of March, 1996, by their respective duly authorized representatives.




Authorized Representative of                     Authorized Representative of
CITS Telecom Co., Ltd.                           American China Investment Corp
of the People's Republic of China                of Toronto, Ontario, Canada

(Party A)                                        (Party B)


Signature:                                       Signature: /s/ [ILLEGIBLE]
          --------------------                             ------------------
Name:      /s/ [ILLEGIBLE]                       Name:
          --------------------                             ------------------
Title:                                           Title:
          --------------------                             ------------------
Witness:                                         Witness:
          --------------------                             ------------------





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